A-1

                                                        EXHIBIT
A
                      AMENDED AND RESTATED
                 CERTIFICATE OF INCORPORATION
                              OF
                       ZEMEX CORPORATION


This corporation was organized by filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 27, 1985 under the
name  of   "Pactin Reincorporation
Corporation".   This   Amended and   Restated
Certificate  of  Incorporation, which  restates,  integrates
and further   amends  the  Certificate  of  Incorporation
of   this
corporation, was duly adopted in accordance with Section  245 of the General Corporation Law of the State of Delaware.

                           ARTICLE I

The corporation was organized and exists under Delaware law.

                           ARTICLE II

The  name  of the corporation is "Zemex Corporation"
(hereinafter referred to as the "Corporation").


                          ARTICLE III


The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange
Street, City of Wilmington, County of New Castle, Delaware
19801.  The name of
its  registered  agent at such address is The  Corporation
Trust Company.

                          ARTICLE IV

The nature of the business of the Corporation and the purposes for which it is organized are to engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

                           ARTICLE V

5.1 The total number of shares that the Corporation shall have authority to issue is 25,000,000 shares, of which 20,000,000 shares shall be Common Shares, each with a par value of $1.00, and 5,000,000 shares shall be Preferred
Shares, each with a  par value of $1.00.

5.2 The board of directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of preferred stock as a class or in series, and, by filing a certificate of designations, pursuant to the Delaware General Corporation Law, setting forth a copy of such resolution or resolutions, to establish from time to time the number of shares to be included in each such series,
and   to
fix  the  designations, powers, preferences, and  rights  of
the shares   of   the   class  or  of  each  such  series   and
the
qualifications,  limitations,  and  restrictions  thereof.
The
authority of the board of directors with respect to the class or each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting any series and the distinctive designation of that series;

(b) The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

(c) Whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether the class or any series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(e) Whether or not the shares of the class or of any series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series; and

(h) Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.

5.3    Stock  certificates  shall  not  be  issued  to
represent
fractions or interests of less than a full share of Common
Shares of
the   Corporation  resulting  from  any  decrease   of
the
Corporation's authorized Capital Stock pursuant to an amendment of this Certificate of Incorporation or otherwise, but instead any and all rights in and to fractions or interests of less than a full share of Common Shares of the Corporation shall be
represented by bearer scrip certificates to be adopted by the board of directors of the Corporation. Such scrip certificates shall not confer upon the holders any rights to dividends or any voting or other rights of stockholders of the Corporation, but that the Corporation shall from time to time, prior to the sale of the shares represented by scrip certificates as provided below, issue one or more whole
shares of Common Shares upon  the surrender   of  scrip
certificates  for  fractions   of   shares aggregating the
number of whole shares issuable in respect of the scrip certificates so surrendered, and a scrip certificate for any fraction of a share in excess of one or more whole shares. The shares of Common Shares of the Corporation in respect of interests in which scrip certificates shall be outstanding shall be issued in the name of the Treasurer of the Corporation, as
such, and after January 1, 1942, in the discretion of the board of directors of the Corporation, the shares of Capital Stock then represented by outstanding scrip certificates may be sold. After such sale, scrip certificates then outstanding shall entitle the holders thereof to no rights whatsoever except to receive their respective pro rata shares of the proceeds of the shares of Common Shares sold as aforesaid, without interest thereon, less their pro rata shares of the expenses of such sale.
                          ARTICLE VI
6.1 The number of directors of the Corporation shall be fixed from time to time in the manner provided in the by-laws and may be increased or decreased from time to time in the manner provided in the by-laws.
6.2 The board of directors shall have the power to provide, by the by-laws or otherwise, for the selection from among their own number of an Executive Committee of such number as they may from time to time designate, and to delegate to such Executive Committee all or any of the powers of the board of directors, in so far as the delegation of such powers is not contrary to law.
                          ARTICLE VII
The board of directors of the Corporation is expressly authorized to make, alter, or repeal the by-laws of the Corporation, but such authorization shall not divest the shareholders of the power, nor limit their power, to adopt, amend, or repeal by-laws.
                         ARTICLE VIII
The Corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or an employee or agent of,
another corporation, partnership,  joint venture,   trust,
association,  or  other   entity.    Expenses (including
attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding to the fullest extent and under the circumstances permitted by
Delaware law.   The  Corporation  may purchase and maintain
insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article VIII.
The
indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article VIII shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or be resolution of general application. Any repeal or modification of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                          ARTICLE IX

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except as to liability for (i) any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing of violation of law, (iii) violations of Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation
Law.   Any  repeal  or modification  of  this  Article IX by
the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                           ARTICLE X

The Corporation shall have authority, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association, or other entity in which one or more of its directors or officers are directors or
officers,  or  have  a financial   interest,  notwithstanding
such  relationships        and
notwithstanding the fact that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction.

                          ARTICLE XI

The Corporation shall not be subject to the provisions of
Section 203 of the Delaware General Corporation Law.



The undersigned, for the purpose of Amending and Restating the Certificate of Incorporation of the Corporation, does make, file and record this Amended and Restated Certificate of Incorporation and does hereby certify that the facts herein stated are true; and I have accordingly hereunto set my hand.

Executed this 1st day of May, 1995.




____________________________________
                              Richard L. Lister
                              President and Chief Executive

Officer



ATTEST:



________________________________
Allen J. Palmiere
Vice President, Chief Financial Officer
and Assistant Secretary